                                                                      Exhibit 11

                      ALLIED Group, Inc. and Subsidiaries
                       Computation of Per Share Earnings
           For the Three and Six Months Ended June 30, 1995 and 1994

                                                    Three Months Ended                Six Months Ended
                                                        June 30,                           June 30,
                                               -----------------------------    ----------------------------
                                                   1995             1994            1995            1994
                                               ------------     ------------    ------------    ------------
Primary

Net income                                     $ 12,756,169     $ 13,835,948    $ 25,140,492    $ 25,307,149

Preferred stock dividends                        (1,809,594)      (1,829,030)     (3,629,532)     (3,662,460)

Stock options in subsidiary                         (82,520)         (57,857)       (160,686)       (127,677)
                                               ------------     ------------    ------------    ------------

Adjusted net income                            $ 10,864,055     $ 11,949,061    $ 21,350,274    $ 21,517,012
                                               ============     ============    ============    ============

Earnings per share                             $       1.17     $       1.31    $       2.32    $       2.35
                                               ============     ============    ============    ============

Weighted average shares
   outstanding                                    9,170,716        8,960,494       9,102,882       9,017,121

Dilutive effective of
   unexercised
   stock options*                                    94,609          153,606         117,798         149,955
                                               ------------     ------------    ------------    ------------

                                                  9,265,325        9,114,100       9,220,680       9,167,076
                                               ============     ============    ============    ============

Fully Diluted

Net income                                     $ 12,756,169     $ 13,835,948    $ 25,140,492    $ 25,307,149

Preferred stock dividends                          (878,780)        (878,779)     (1,757,559)     (1,757,559)

Stock options in subsidiary                         (82,847)         (57,919)       (161,323)       (127,860)

Additional net ESOP
   expenses-assuming
   conversion of ESOP Series
   preferred stock                                  (45,079)         (80,131)        (90,157)       (160,263)
                                               ------------     ------------    ------------    ------------

Adjusted net income                            $ 11,749,463     $ 12,819,119    $ 23,131,453    $ 23,261,467
                                               ============     ============    ============    ============

Earnings per share                             $        .84     $        .92    $       1.66    $       1.67
                                               ============     ============    ============    ============

Weighted average shares
   outstanding                                   13,829,344       13,711,944      13,785,473      13,780,908

Dilutive effective of
   unexercised stock option*                         94,609          158,101         121,728         158,101
                                               ------------     ------------    ------------    ------------

                                                 13,923,953       13,870,045      13,907,201      13,939,009
                                               ============     ============    ============    ============

*  Primary - Based on average market price
   Fully Diluted - Based on the higher of the average market price or the market price at June 30 of each year